Exhibit 99.1

GOLDEN MINERALS REPORTS FULL YEAR 2020 RESULTS

GOLDEN, CO - /GLOBE NEWSWIRE/ - February 18, 2021 – Golden Minerals Company (“Golden Minerals”, “Golden” or “the Company”) (NYSE American and TSX: AUMN) has today announced financial results and a business summary for the full fiscal year ending December 31, 2020. All figures are in approximate U.S. dollars.

Financial Highlights

•	$9.7 million cash and equivalents balance as of December 31, 2020, compared to $4.6 million on December 31, 2019.

•	$5.6 million revenue for 2020, compared to $7.7 million in (full year) 2019 related to the lease of the Company’s oxide plant at the Velardeña Properties to Hecla Mining Company (“Hecla”), through the lease’s termination on November 30, 2020.

•	$18.7 million cash inflows in 2020.

•	Exploration expenses were $5.0 million in 2020 vs. $4.1 million in 2019.

•	Net loss $9.1 million or $0.07 per share in 2020 (higher due to increased exploration spending and Rodeo expenditures) compared to $5.4 million or $0.05 per share in 2019.

Business Highlights

•	Started Rodeo open pit mine with processing at Velardeña oxide mill ahead of schedule and on budget with forecast production of 12,000 to 14,000 oz of gold in 2021, yielding $10.5 to $12.0 million net operating margin (defined as revenue less costs of sales; assuming prices of $1,800/oz Au and $25.00/oz Ag).

•	Yoquivo phase one drill results reported, including discovery of a new vein and multiple other veins with potentially economic gold-silver mineralization in the district -wide play.

•	Santa Maria silver-gold property farmed out for $4 million over two years plus royalty interest.

•	El Quevar project optioned to Barrick Gold Corp. (“Barrick”).

•	Velardeña mine and sulfide processing plans progressing with possible restart in late 2021.

Business Summary and Project Updates

Rodeo Project Developed for 2021 Production

Golden received final environmental permits in November 2020, began mining activities in December 2020, and ultimately trucked the first loads of material to its nearby Velardeña Properties for processing in early January 2021. The Company announced Rodeo’s first gold pour on January 31, 2021. The project was brought online ahead of time and on budget, and Golden is currently ramping up operations to the intended processing rate of 450 tonnes per day by the end of the first quarter 2021.

As part of the Company’s long-term strategic plan, during 2020 the Company completed multiple activities in advance of bringing Rodeo into production, which was timed to occur shortly after Hecla vacated the oxide plant. Golden issued an independently-prepared Preliminary Economic Assessment (“PEA”) for the Rodeo project in April 2020 and conducted an infill resource definition drilling program during the second quarter. That drill program provided sample material for metallurgical/geotechnical testing and gave the planning team greater detail on Rodeo’s gold mineralization.

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 650 – Golden, Colorado 80401 – Telephone (303) 839-5060

Oxide Mill Lease Concludes

The multi-year lease of the Company’s oxide mill to Hecla concluded per the terms of the agreement on November 30, 2020. During 2020, Hecla processed approximately 120,000 tonnes of material through Golden’s oxide plant, resulting in revenue to Golden of $5.6 million, which included $2.0 million for reimbursable costs related to the services Golden provided under the terms of the lease. The $2.0 million of reimbursable costs are also reported as plant lease costs, resulting in a net operating margin of $3.6 million for the full year.

Velardeña Properties

The Company announced positive results from an updated PEA for the Velardeña Properties in April 2020. The PEA was prepared to incorporate new and updated elements of the project database, mine plan and processing plan, most notably the inclusion of bio-oxidation treatment of gold concentrates. Golden Minerals believes this technology is key to unlocking successful and sustainable value from production at Velardeña. Indeed, 2019 BIOX testing of Velardeña material achieved payable gold recoveries of 92%, compared to sub-30% payable gold recoveries realized when Golden last operated Velardeña in 2015.

During 2021, the Company will continue to optimize the mine plan and processing details in preparation for future test-mining and processing, both in advance of establishing a definitive schedule for restarting commercial production. Internal technical and economic evaluations are in progress regarding potentially accelerating the production restart to late 2021 or early 2022.

El Quevar

In April 2020, the Company entered into an Earn-In Agreement with Barrick, under which Barrick has acquired an option to earn a 70% interest in the El Quevar project (Salta Province, Argentina) over a period of eight years. In order to earn the 70% interest, Barrick must complete certain defined work activities and deliver a pre-feasibility study to Golden as stipulated in the Earn-In Agreement. During the earn-in period, Barrick will fund the holding costs of the property and reimburse Golden Minerals for expenses related to maintaining the exploration camp. Due to the COVID-19 pandemic and related legal restrictions on mining exploration in Salta, Argentina, Barrick declared a force majeure event under the Earn-In Agreement. As a result, the earn-in period and other deadlines in the Earn-in Agreement were extended by 119 days. The force majeure event is no longer in effect and Barrick has begun activities at the site.

Yoquivo

Golden Minerals completed a phase one drill program in December 2020 at its Yoquivo gold-silver project (Chihuahua, Mexico), drilling 15 holes totaling approximately 3,400 meters exploring the four known vein systems exposed on the property. The program identified multiple veins with potentially economic gold-silver grades within the Company’s district-scale holdings, including most notably a newly discovered vein without previous historic mining. The Company intends to follow with a second phase drill program in 2021.

Santa Maria

In December 2020, the Company entered into a definitive Option Agreement to sell its option in the Santa Maria silver-gold project (Chihuahua, Mexico) to Fabled Silver Gold Corp. (“Fabled”). The period to exercise the option expires on December 4, 2022. As consideration for the option, Fabled paid $0.5 million and issued 1.0 million shares of its common stock to the Company. In addition, Fabled will pay $1.5 million in cash to the Company on the one year anniversary of the Option Agreement, $2.0 million in cash to the Company on the two year anniversary of the Option Agreement, and upon exercise of the Option will grant the Company a 1% net smelter return royalty on certain Santa Maria concessions.

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 650 – Golden, Colorado 80401 – Telephone (303) 839-5060

2020 Financial Results

The Company reported revenue of $5.6 million and a net operating margin of $3.6 million in 2020, compared to $7.7 million and $5.3 million in 2019, respectively. Both are wholly related to the lease of the Company’s Velardeña oxide plant to Hecla. The 2020 figures reflect (a) a reduction in the per tonne processing fees during the first six months of 2020 related to an amendment in lease terms; (b) termination of the lease agreement one month early on November 30, 2020, and (c) a temporary shutdown in operations in April-May 2020 due to COVID-19 restrictions mandated by the Mexican government.

Total expenses of $14.4 million in 2020 were $1.6 million higher than the $12.8 million in total expenses recorded in 2019. Exploration expenses totaled $5.0 million in 2020 vs. $4.1 million in 2019, with the increase related primarily to work conducted at the Rodeo project in preparation for the start of mining and processing activities. Velardeña care and maintenance expenses were $1.2 million compared to $1.8 million in 2019. El Quevar project expense was $0.6 million in 2020 vs. $2.0 million in 2019, with the lower 2020 figure reflecting reimbursement of certain expenses by Barrick per the terms of the Earn-In Agreement, as well as the 2019 figure including costs associated with a drilling program. Administrative expenses were $3.7 million in 2020 compared to $3.6 million in 2019. The Company recorded only a nominal amount of other operating income (net) in 2020, compared to $3.2 million in 2019. The 2019 figure reflected the sale of two of the Company’s Mexican exploration properties and the sale of surplus equipment. The Company reported a net loss of $9.1 million or ($.07) per share in 2020 compared to a net loss of $5.4 million or ($.05) per share in 2019.

2021 Cash and Financial Outlook

The Company reported a cash and equivalents balance of $9.7 million at year end 2020, compared to $4.6 million held at year end 2019. Cash inflows during 2020 totaled $18.7 million, including:

•	$8.0 million (net) related to a public offering in July 2020;

•	$3.6 million of net operating margin received from the oxide plant lease to Hecla;

•	$2.7 million (net) related to an equity offering and private placement in April 2020;

•	$2.6 million from the exercise of in-the-money warrants;

•	$0.9 million (net) related to a private placement transaction involving Barrick in April 2020;

•	$0.5 million from the first installment related to the option agreement with Fabled; and

•	$0.4 million (net) from existing committed equity and from the ATM Offering programs.

Expenditures during 2020 totaled $13.6 million and included the following:

•	$5.0 million in exploration expenditures, including $0.9 million of exploration and mining activities at the Rodeo project and work at the Sand Canyon, Yoquivo, Santa Maria and other properties;

•	$0.5 million in capital expenditures, including $0.3 million related to construction of a new regrind mill circuit related to the Rodeo project;

•	$0.6 million in evaluation activities, care and maintenance and property holding costs at the El Quevar project;

•	$1.3 million for repayment of a deposit (with interest) related to a terminated 2019 transaction with Compañía Minera Autlán;

•	$1.2 million in care and maintenance costs at the Velardeña Properties;

•	$3.7 million in general and administrative expenses; and

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 650 – Golden, Colorado 80401 – Telephone (303) 839-5060

•	$0.3 million in Canadian income tax payments, $0.4 million related to the remittance of value added taxes in Mexico collected previously in the fourth quarter 2019, and $0.6 million related to a net working capital increase primarily from a reduction of accounts payable and other accrued liabilities.

In addition to the $9.7 million cash balance as of December 31, 2020, Golden expects to receive (or has received) the following approximate amounts during the 12 months ending December 31, 2021:

•	Through February 17, 2021, an additional $1.0 million was received from the exercise of warrants issued in prior offerings and $1.8 million was received from the ATM Offering program; and

•	$10.5 million to $12.0 million in net operating margin from the Rodeo property (defined as revenues less costs of sales), assuming average gold and silver prices during 2021 of $1,800/oz and $25.00/oz respectively.

Forecasted approximate expenditures during the 12 months ending December 31, 2021 are as follows:

•	$3.6 million on exploration activities and property holding costs related to our portfolio of exploration properties, including project assessment and evaluation costs related to Yoquivo and others;

•	$0.6 million at the Velardeña Properties for care and maintenance;

•	$0.5 million on capital expenditures related to operations at the Rodeo property;

•	$0.5 million at El Quevar to fund care and maintenance and property holding costs, net of reimbursement from Barrick;

•	$3.6 million on general and administrative costs; and

•	$1.2 million related to an increase in working capital, related primarily to increased inventories and payables at the Rodeo property.

2021 Forecast – Rodeo Production

Assuming the ramp-up of processing continues as planned and reaches a rate of approximately 450 tonnes per day by the end of March 2021, and assuming metals prices of $1,800/oz gold and $25.00/oz silver, the Company currently estimates the following for full year 2021:

Tonnes Processed	125,000 - 135,000
Payable Production	12,000 -14,000 oz Au and 25,000 - 30,000 Ag
Net Operating Margin	$10.5 - $12.0 million
Rodeo after-tax cash flow	$9.0 - $10.5 million

Please see the Company’s accompanying Annual Report on Form 10-K for the year ended December 31, 2020 for additional risk disclosures related to 2021 financial estimates. Additional information regarding full year 2020 financial results may also be found in the Form 10-K which is available on the Golden Minerals website at www.goldenminerals.com.

About Golden Minerals

Golden Minerals is a Delaware corporation based in Golden, Colorado. The Company is primarily focused on mining activities at its Rodeo gold-silver project and on advancing its Velardeña Properties (both in Mexico) and, through partner-funded exploration, its El Quevar silver property in Argentina, as well as acquiring and advancing mining properties in Mexico, Argentina, and Nevada.

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 650 – Golden, Colorado 80401 – Telephone (303) 839-5060

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and applicable Canadian securities legislation, including statements regarding the anticipated production, net operating margin and after-tax cash flow at Rodeo during 2021; geologic potential of the Yoquivo property and its anticipated profitability; the intended processing rates at the oxide plant; the success of bio-oxidation treatment technology; anticipated timing of future test-mining, processing and commercial production at the Velardeña Properties; plans to continue a drilling program at the Yoquivo property; expectations regarding the anticipated payments from Fabled in connection with the Option Agreement; projected cash balances and anticipated spending during the 12 months ended December 31, 2021; and assumptions regarding raising additional equity capital through sales under the Company’s ATM or LPC programs, exercise of outstanding warrants, or otherwise. These statements are subject to risks and uncertainties, including the timing duration and overall impact of the COVID-19 pandemic, including the potential future re-suspension of non-essential activities in Mexico, including mining; increases in costs and declines in general economic conditions; changes in political conditions, in tax, royalty, environmental and other laws in the United States, Mexico or Argentina and other market conditions; and fluctuations in silver and gold prices. Golden Minerals assumes no obligation to update this information. Additional risks relating to Golden Minerals may be found in the periodic and current reports filed with the SEC by Golden Minerals, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

For additional information please visit http://www.goldenminerals.com/ or contact:

Golden Minerals Company

Karen Winkler, Director of Investor Relations

(303) 839-5060

SOURCE: Golden Minerals Company

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 650 – Golden, Colorado 80401 – Telephone (303) 839-5060

GOLDEN MINERALS COMPANY
CONSOLIDATED BALANCE SHEETS
(Expressed in United States dollars)

	December 31,	December 31,
	2020	2019
	(in thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$9,704	$4,593
Short-term investments	79	—
Lease receivables	72	448
Inventories, net	284	231
Derivative at fair value	—	254
Value added tax receivable, net	45	—
Prepaid expenses and other assets	1,130	669
Total current assets	11,314	6,195
Property, plant and equipment, net	5,520	6,031
Other long term assets	1,472	1,131
Total assets	$18,306	$13,357
Liabilities and Equity
Current liabilities
Accounts payable and other accrued liabilities	$1,318	$2,127
Deferred revenue, current	535	472
Other current liabilities	667	1,824
Total current liabilities	2,520	4,423
Asset retirement and reclamation liabilities	3,166	2,839
Other long term liabilities	648	494
Total liabilities	6,334	7,756
Commitments and contingencies
Equity
Common stock, $.01 par value, 200,000,000 shares authorized; 157,512,652 and 106,734,279 shares issued and outstanding respectively	1,575	1,067
Additional paid in capital	536,263	521,314
Accumulated deficit	(525,866)	(516,780)
Shareholders' equity	11,972	5,601
Total liabilities and equity	$18,306	$13,357

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 650 – Golden, Colorado 80401 – Telephone (303) 839-5060

GOLDEN MINERALS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in United States dollars)

	Year Ended December 31,
	2020	2019
	(in thousands, except per share data)
Revenue:
Oxide plant lease	$5,637	$7,730
Total revenue	5,637	7,730
Costs and expenses:
Oxide plant lease costs	(1,988)	(2,377)
Exploration expense	(4,954)	(4,109)
El Quevar project expense	(618)	(2,011)
Velardeña care and maintenance costs	(1,163)	(1,797)
Administrative expense	(3,651)	(3,614)
Stock based compensation	(859)	(782)
Reclamation expense	(249)	(228)
Other operating (expense) income, net	7	3,238
Depreciation and amortization	(962)	(1,098)
Total costs and expenses	(14,437)	(12,778)
Loss from operations	(8,800)	(5,048)
Other expense:
Interest and other expense, net	(132)	(201)
Loss on foreign currency	(106)	(102)
Total other loss	(238)	(303)
Loss from operations before income taxes	(9,038)	(5,351)
Income taxes	(48)	(35)
Net loss	$(9,086)	$(5,386)
Net loss per common share — basic
Loss	$(0.07)	$(0.05)
Weighted average Common Stock outstanding - basic (1)	131,774,120	101,058,219

(1) Potentially dilutive shares have not been included because to do so would be anti-dilutive.

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 650 – Golden, Colorado 80401 – Telephone (303) 839-5060